EXHIBIT 13.1

CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER CERTIFICATION

Pursuant to 18 U.S.C. § 1350, the undersigned officers of Thomson, a French company (the “Company”), hereby certify, to such officers’ knowledge, that the Company’s Annual Report on Form 20-F for the year ended December 31, 2008 (the “Report”) fully complies with the requirements of § 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: May 6, 2009

/s/ Frederic Rose
Name: Frederic Rose
Title: Chief Executive Officer

/s/ Stéphane Rougeot
Name: Stéphane Rougeot
Title: Chief Financial Officer

Thomson 46, quai A. Le Gallo - 92648 Boulogne Cedex - France tél. +33 (0)1 41 86 50 00 - fax +33 (0)1 41 86 58 59 www.thomson.net	S.A. au capital de 1 012 087 605 euros Siège social : 46, quai A. Le Gallo 92100 Boulogne-Billancourt 333 773 174 R.C.S. Nanterre